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                                   PAULA FINANCIAL

                                     COMMON STOCK
                             (PAR VALUE $ .01 PER SHARE)

                                UNDERWRITING AGREEMENT

                                                                October __, 1997
Goldman, Sachs & Co.,
Conning & Company,
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

    PAULA Financial, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,212,814 shares of common stock, par value $.01 per share ("Stock"), of the Company and, at the election of the Underwriters, up to 187,500 additional shares of Stock and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 287,186 shares and, at the election of the Underwriters, up to 187,500 additional shares of Stock. The aggregate of 2,500,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 375,000 additional shares to be sold by the Company and the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares". The merger of Paula Financial, a California corporation and the predecessor corporation of the Company, with and into the Company is herein referred to as the "Reincorporation Merger".

    1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (i) A registration statement on Form S-1 (File No. 333-33159) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under

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    the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

         (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the


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    respective dates as of which information is given in the Registration
    Statement and the Prospectus, there has not been (x) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserve for unpaid losses and loss adjustment expenses, (y) any change in the capital stock of the Company or any of its subsidiaries or any increase in the short-term or long-term debt of the Company or any of its subsidiaries (except for the retirement of 1,499 shares of Stock in July 1997) or (z) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations (in the case of financial position, stockholders' equity and results of operations considered on either a statutory or generally accepted accounting principles ("GAAP") basis) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

         (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business or licensed as an insurance company and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or license, or is subject to no material liability or disability by reason of the failure to be so qualified or licensed in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business or licensed as an insurance company under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or license, or is subject to no material liability or disability by reason of the failure to be so qualified or licensed in any such jurisdiction;

         (vii) Each subsidiary of the Company is duly licensed or authorized as an insurer or insurance agency or third-party administrator in each jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, or is subject to no material liability or disability by reason of the failure to be so licensed or authorized in any such jurisdiction; the Company and each of its subsidiaries have made all required filings under applicable insurance holding company statutes; the Company and each of its subsidiaries have all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from all insurance regulatory authorities to conduct its businesses as described in the Prospectus, or is


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    subject to no material liability or disability by reason of the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications; and none of the Company or any of its subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or its subsidiaries in any case where it could be reasonably expected that (x) the Company or its subsidiaries would in fact be required either to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification, or cease or otherwise limit writing certain business and (y) the failure to obtain such authorization, approval, order, consent, license, certificate, permit, registration or qualification or the limiting of such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries;

         (viii) Otherwise than as set forth in the Prospectus, each subsidiary of the Company is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have a material adverse effect on the Company and its subsidiaries;

         (ix) Without limitation of the foregoing, the Company and its subsidiaries, as applicable, have filed all notices, reports, documents or other information required to be filed pursuant to, and have obtained all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, and have otherwise complied with all requirements of, all insurance laws and regulations applicable to the Company and its subsidiaries in connection with the Reincorporation Merger and the issuance and sale by the Company of the Shares and the other transactions herein contemplated, in each case other than such filings, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with (x) would not have a material adverse effect on the Company and its subsidiaries and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger;

         (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

         (xi) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;


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         (xii)     The Reincorporation Merger, the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated did not or will not, as applicable, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is or was required for the Reincorporation Merger, the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (w) those which have been obtained; (x) the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (y) those relating to the acquisition of 10% or more of the aggregate number of shares of Stock to be outstanding upon the consummation of the transactions contemplated by this Agreement by any person or affiliated persons (other than the purchase and sale of the shares of Stock by the Underwriters pursuant to this Agreement); or (z) such consents, approvals, authorizations, orders, licenses, certificates, permits, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with (A) would not have a material adverse effect on the Company and its subsidiaries and (B) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger;

         (xiii) Neither the Company nor any of its subsidiaries is in violation of its Certificate or Articles of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (xiv) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (xv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to


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    the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         (xvii) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

    (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

         (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and the Election, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Election, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

         (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Election, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

         (iii) Such Selling Stockholder has good and valid title to the Shares to be sold by such Selling Stockholder hereunder or the Warrant hereinafter referred to, free and clear of all liens, encumbrances, equities or claims; immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

         (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected


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    to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (v) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (vi) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

         (vii) Certificates, in negotiable form representing all of the Shares to be sold by such Selling Stockholder, or a Warrant Certificate of the Company (the "Warrant") exercisable for all of the Shares to be sold by such Selling Stockholder hereunder and an Election to Purchase (the "Election") designating the number of Shares as to which the Warrant is to be exercised duly executed by the Selling Stockholder, have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Chase Trust Company of California, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in
    Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

         (viii) The Shares represented by the certificates held in custody for such Selling Stockholder or the Warrant, the Election and the Shares to be issued upon the exercise of the Warrant held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination


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    of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, of if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

    2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of $_______, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares ) determined by multiplying the aggregate number of Shares to be sold by the Company and the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the number of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares by all of the Underwriters from the Company and the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

    The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 375,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each
Selling Stockholder as set forth in Schedule II hereto.   Any such election
to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.


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    3.   The Company hereby confirms its engagement of Goldman, Sachs & Co.
as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 at the First Time of Delivery.

    4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

    5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same day funds. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 7:00 a.m., Los Angeles time, on October _____, 1997 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 7:00 a.m., Los Angeles time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

    (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California, 90071 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Los Angeles time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    6.   The Company agrees with each of the Underwriters:

    (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

    (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

    (c) Prior to 10:00 a.m. New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

    (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries

(which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

    (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, or file or cause to be filed with the Commission a registration statement (other than a registration statement on Form S-8) with respect to, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities or exercise of warrants outstanding as of, the date of this Agreement), without your prior written consent;

    (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

    (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

    (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

    (i) To use its best efforts to list for quotation the Shares on The Nasdaq National Market ("Nasdaq"); and

    (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

    7. The Company and each of the Selling Stockholders, jointly and severally, covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any

Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey
(iv) all fees and expenses in connection with listing the Shares on the Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) any fees and expenses of one counsel for the Selling Stockholders, (ix) fees and expenses of the Attorneys-in-Fact and the Custodian, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder. In connection with the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

    8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that each of the Company, and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of each such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                   (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                   (iii) This Agreement has been duly authorized, executed and delivered by the Company;

                   (iv) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including consummation of the Reincorporation Merger) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than those made or established by any insurance official or regulatory authority as to which no opinion need be given), in each case other than such conflicts, breaches, violations or defaults which, individually or in the aggregate, (x) would not have a material adverse effect on the Company and its subsidiaries and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company (such counsel being entitled to rely in respect of the opinion in this clause upon a certificate of an officer of the Company in respect of matters of fact, provided that such counsel shall state that both you and they are justified in relying upon such certificate);

                   (v) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (other than any insurance regulatory authority, as to which no opinion need be given) is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (vi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, in each case other than such violations or defaults which, individually or in the aggregate, (x) would not have a material adverse effect on the Company and its subsidiaries and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company;

                   (vii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                   (viii) The Company is not an "investment company" or an
              entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                   (ix) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

    Such counsel shall also state that although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 8(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
    and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration
    Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         (d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion (drafts of which are attached as Annex II(c) hereto) with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) A Power-of-Attorney, a Custody Agreement and, if applicable, an Election have been duly authorized, executed and delivered such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

                   (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Election (if applicable), the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation or the Partnership Agreement if such Selling Stockholder is a partnership;

                   (iii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (other than any insurance regulatory authority, as to which no opinion need be given) is required for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (iv) Immediately prior to the First Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at the First Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder (such counsel being entitled to rely in respect of the opinion in this clause without independent investigation upon a certificate of such Selling Stockholder in respect of matters of fact as to the ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Stockholder); and

                   (v) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

         (e) Bradley K. Serwin, Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                   (i) Each of Paula Insurance Company ("PICO"), Paula Assurance Company, Pan American Underwriters, Inc., Pan American Underwriters Insurance Agents & Brokers, Inc., Pan Pacific Benefit Administrators, Inc. and Paula Trading Company Insurance Agents & Brokers, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to advise you that his opinion in this clause with respect to matters pertaining to state laws other than those of California is based upon examinations of applicable statutes and the published rules and regulations, if any, of governmental authorities administering such laws, as reported in the unofficial compilations thereof available to him, and such counsel has not obtained any special ruling with regard to such matters from any governmental authority);

                   (ii) The Company has been duly qualified as a foreign corporation for the transaction of business or is licensed as an insurance company and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or license or is subject to no material liability or disability by reason of failure to be so qualified or licensed in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                   (iii) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                   (iv) Each subsidiary of the Company is duly licensed or authorized as an insurer or insurance agent or third-party administrator in each jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, or is subject to no material liability or disability by reason of the failure to be so licensed or authorized in any such jurisdiction; the Company and each of its subsidiaries have made all required filings under applicable insurance holding company statutes; each of the Company and each of its subsidiaries has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Prospectus, or is subject to no material liability or disability by reason of the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications; and to the best of such counsel's knowledge, none of the Company or any of its subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any of its subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its subsidiaries would in fact be required either to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification or cease or otherwise limit writing certain business and (y) the failure to obtain such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries;

                   (v) To the best of such counsel's knowledge, each subsidiary of the Company is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, or is subject to no material liability or disability by reason of the failure to so comply or file (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                   (vi) All statements made in the Prospectus with respect to existing and proposed federal and state statutes, regulations and rules, and, to the best of such counsel's knowledge, with respect to regulatory policies and practices, fairly and accurately present the information set forth therein in all material respects and the statements in the Prospectus under the caption "Management -- Employee Stock Ownership Plan", insofar as they purport to describe the provisions of the laws and documents referred to therein and the PAULA Financial and Subsidiaries Employee Stock Ownership Plan (the "ESOP") and the PAULA Financial and Subsidiaries Employee Stock Ownership Trust, fairly and accurately present the information set forth therein in all material respects (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of regulatory counsel, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions);

                   (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (viii) The issue and sale of the Shares being delivered
              at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the Reincorporation Merger and the other transactions herein contemplated did not or will not, as applicable, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, and such action did not or will not, as applicable, result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case other than such conflicts, breaches, violations or defaults which, individually or in the aggregate, (x) would not have a material adverse effect on the Company and its subsidiaries and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; and

                   (ix) The Company and its subsidiaries, as applicable, have filed all notices, reports, documents or other information required to be filed pursuant to, and have obtained all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained by the Company and its subsidiaries under, and have otherwise complied with all requirements of, all insurance laws and regulations applicable to the Company and its subsidiaries in connection with the Reincorporation Merger and the issuance and sale by the Company of the Shares; and, except as have been obtained pursuant to the foregoing clause, no filing, authorization, approval, order, consent, license, certificate, permit, registration or qualification of or with any court, insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, is required for the issuance and sale by the Company of the Shares, the Reincorporation Merger or the consummation of the other transactions contemplated by this Agreement, except (x) the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (other than state insurance securities laws of the state of California) in connection with the purchase and distribution of the Shares by the Underwriters; (y) those relating to the acquisition of 10% or more of the aggregate number of shares of Stock to be outstanding upon the consummation of the transactions contemplated by this Agreement by any person or affiliated persons (other than the purchase and sale of the shares of Stock by the Underwriters pursuant to this Agreement) or (z) such filings, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with (A) would not have a material adverse effect on the Company and its subsidiaries and (B) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Reincorporation Merger.

    Such counsel shall also state that although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vi) of this Section 8(e), he has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not comment) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

         (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been (x) any addition, or any development involving a prospective addition, to the Company's consolidated reserve for unpaid losses and loss adjustment expenses, (y) any change in the capital stock of the Company or any of its subsidiaries or any increase in short-term or long-term debt of the Company or any of its subsidiaries or (z) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations (in the case of financial position, stockholders' equity and results of operations considered on either a statutory or GAAP basis) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded PICO's financial strength or claims paying ability by A.M. Best Company and (ii) A.M. Best Company shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of PICO's financial strength or claims paying ability;

         (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by Federal or New York or California State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the

    United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (j) The Shares to be sold at such Time of Delivery shall have been duly admitted for quotation on Nasdaq;

         (k) On or prior to the date hereof, each executive officer and each director of the Company, the ESOP and each person or entity set forth in
    Schedule III hereto shall have furnished to you his or its executed written agreement, in form and substance satisfactory to you, that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, or file or cause to be filed with the Commission a registration statement (other than a registration statement on Form S-8) with respect to, shares of Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent, except that the ESOP may distribute shares of Stock to participants in the ESOP upon termination of such participants employment with the Company;

         (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement; and

         (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

    9.   (a)  The Company will indemnify and hold harmless Goldman, Sachs &
Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein;

    (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to the QIU otherwise than under such subjection. In case any such action shall be brought against the QIU and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the indemnifying party), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

    (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (d) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

    10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

    (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

    (c) Each Underwriter will indemnify and hold harmless the Company and each of the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each of the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

    (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

    (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (f) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholders within the meaning of the Act.

    11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

    (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

    Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 10 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to
Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the

Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 10 hereof.

    14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to rely upon any statement, request, notice or agreement on behalf of the Selling Stockholders made or given by any or all of the Attorneys-in-Fact for the Selling Stockholders.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

    17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

    Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholders pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                  Very truly yours,

                                  PAULA Financial


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                  Prudential Securities Incorporated
                                  Conning Insurance Capital Limited
                                       Partnership II
                                  Conning Insurance Capital International
                                       Partners II
                                  Conning Insurance Capital Limited
                                       Partnership III
                                  Conning Insurance Capital International
                                       Partners III, L.P.
                                  RFE Investment Partners IV, L.P.
                                  Saugatuck Capital Company
                                  Barkley Family Trust DTD 12/14/93
                                  Barkley Charitable Remainder Unitrust
                                       DTD 12/16/96
                                  Smith Barney Inc., Trustee for the benefit
                                       of Alben F.  Barkley IRA


                                  By:
                                     ------------------------------
                                     Name:
                                     As Attorney-in-Fact acting on behalf of
                                     the Selling Stockholders

Accepted as of the date hereof:
Goldman, Sachs & Co.
Conning & Company


By:
   -------------------------------
       (Goldman, Sachs & Co.)

   On behalf of each of the Underwriters

                                      SCHEDULE I

                                                            Number of Optional
                                                               Shares to be
                                      Total Number of          Purchased if
                                        Firm Shares           Maximum Option
         Underwriter                  to be Purchased            Exercised
         -----------                  ---------------       ------------------

   Goldman, Sachs & Co. . . . . . . .

   Conning & Company. . . . . . . . .



            Total . . . . . . . . . . ---------------       ------------------
                                         2,500,000                375,000
                                      ---------------       ------------------
                                      ---------------       ------------------

                                     SCHEDULE II


                                                                      Number of Optional
                                              Total Number of        Shares to be Sold if
                                                Firm Shares             Maximum Option
                                                to be Sold                 Exercised
                                              ---------------        --------------------
The Company . . . . . . . . . . . . . . . .     2,212,814                   187,500

Prudential Securities Incorporated (a). . .       109,804                      ----

Conning Insurance Capital Limited
  Partnership II (b). . . . . . . . . . . .          ----                    11,016

Conning Insurance Capital International
  Partners II (b) . . . . . . . . . . . . .          ----                    12,422

Conning Insurance Capital Limited
  Partnership III (b) . . . . . . . . . . .          ----                    19,252

Conning Insurance Capital International
  Partners III, L.P. (b). . . . . . . . . .          ----                     4,185

RFE Investment Partners IV, L.P. (b). . . .          ----                    46,875

Saugatuck Capital Company (b) . . . . . . .          ----                    46,875

Barkley Family Trust DTD 12/14/93 (a) . . .         5,152                      ----

Barkley Charitable Remainder Unitrust
  DTD 12/16/96 (a). . . . . . . . . . . . .       106,000                      ----

Smith Barney Inc., Trustee for the benefit
  of Alben F. Barkley IRA (a) . . . . . . .        66,230                      ----
                                              ---------------        --------------------

         Total. . . . . . . . . . . . . . .     2,500,000                   375,000
                                              ---------------        --------------------
                                              ---------------        --------------------

------------------------------
(a) Such Selling Stockholder is represented by Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, and has appointed Bradley K. Serwin and James A. Nicholson, and each of them, as the Attorneys-in-Fact, for each Selling Stockholder.

(b) Such Selling Stockholder is represented by LeBoeuf, Lamb, Green & MacCrae, LLP, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, and has appointed Bradley K. Serwin and James A. Nicholson, and each of them, as the Attorneys-in-Fact, for each Selling Stockholder

                                     SCHEDULE III


Conning Insurance Capital Limited Partnership II

Conning Insurance Capital International Partners II

Conning Insurance Capital Limited Partnership III

Conning Insurance Capital International Partners III, L.P.

Conning Corporation

RFE Investment Partners IV, L.P.

Saugatuck Capital Company

                                                                        ANNEX I



    Pursuant to Section 8(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the Company's audited consolidated financial statements for such five fiscal years;

         (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

              (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

              (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

              (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

              (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated short-term or long-term debt or consolidated reserve for unpaid losses and loss adjustment expenses, or any decreases in consolidated fixed income securities available for sale, consolidated total investments or stockholders' equity, or any decrease in the unassigned funds (surplus) or statutory capital of Paula Insurance Company, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

         (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
    (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.